UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_______________________

Date of Report
(Date of earliest
event reported):	April 26, 2013

              Badger Meter, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-6706	39-0143280
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

  4545 W. Brown Deer Rd., Milwaukee, Wisconsin 53223
(Address of principal executive offices, including zip code)

           (414) 355-0400
(Registrant’s telephone number, including area code)

           Not Applicable
(Former name or former address, if changed since last report)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.         Submission of Matters to a Vote of Security Holders.

The Company’s 2013 Annual Meeting of Shareholders was held on April 26, 2013.  Matters submitted to shareholders at the meeting and the voting results thereof were as follows:

Election of Directors.  The shareholders of the Company elected each of the director nominees proposed by the Company’s Board of Directors to serve until the 2014 Annual Meeting of Shareholders or until such nominee’s successor is duly elected and qualified.  The following is a breakdown of the voting results:

DIRECTOR	VOTES FOR	WITHHELD	NON-VOTES
Ronald H. Dix	10,984,393	404,877	1,251,790
Thomas J. Fischer	10,922,434	466,836	1,251,790
Gale E. Klappa	10,908,333	480,937	1,251,790
Gail A. Lione	11,000,313	388,957	1,251,790
Richard A. Meeusen	10,985,877	403,393	1,251,790
Andrew J. Policano	10,960,164	429,106	1,251,790
Steven J. Smith	10,937,597	451,673	1,251,790
Todd J. Teske	10,941,660	447,610	1,251,790

Advisory Vote on Executive Compensation.  The shareholders of the Company approved, by advisory vote, the compensation of the Company’s named executive officers.  The following is a breakdown of the voting results:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	NON-VOTES
10,505,222	575,025	309,020	1,251,793

Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm.  The shareholders of the Company ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm.  The following is a breakdown of the voting results:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	NON-VOTES
12,440,664	163,326	37,070	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BADGER METER, INC.

Date: April 30, 2013	By:	/s/ William R. A. Bergum
William R. A. Bergum
Vice President – General Counsel and
Secretary